UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 2, 2018

(Date of earliest event reported)

BALL CORPORATION

(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510

(Address of principal executive offices, including ZIP Code)

(303) 469-3131

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                                            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events - Disclosure of Special Acquisition-Related Incentive Plan Targets.

In order to supplement disclosure in its 2018 proxy statement on Form DEF14A filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2018, related to its Special Acquisition-Related Incentive Plan (the “SAIP”) associated with integration activities mainly relating to the June 30, 2016, Rexam transaction, Ball Corporation hereby discloses the SAIP’s financial performance measures. The key SAIP parameters were disclosed on Form 8-K, filed with the SEC August 1, 2016. For perspective, the cumulative trailing economic value added (“EVA”) and free cash flow for Ball Corporation for the 42-month period prior to June 30, 2016, were approximately $620 million and $1,324 million, respectively, and as such the SAIP targets were set with meaningful improvements in EVA and free cash flow growth required in order for the participants to receive any such awards.

The SAIP award range, performance measures, performance period and award vest date are set forth in the table below.

Award Range:	0%	Target 100%	Maximum 200%

Performance Measures: (Defined cumulative goals over Performance Period)	EVA® $ Goal $749 Million Cash Flow $ Goal $2,119 Million	EVA® $ Goal $832 Million Cash Flow $ Goal $2,355 Million	EVA® $ Goal $915 Million Cash Flow $ Goal $2,591 Million

Performance Period:	July 1, 2016 through December 31, 2019 (42-month period)

Award Vest Date:	January 31, 2020 or the date of the first quarterly Board of Directors meeting following the end of the Performance Period, whichever is later.

Free cash flow and EVA® are not defined terms under U.S. GAAP. Ball Corporation defines free cash flow as cash flow from operating activities less capital expenditures. Free cash flow is typically derived directly from Ball Corporation’s consolidated statement of cash flows; however, it may be adjusted for items that affect comparability between periods. EVA® is calculated by subtracting a charge for the use of invested capital from net operating profit after-tax as illustrated below:

EVA® =	(	Net Operating Profit After-Tax ("NOPAT"))	minus	(	Capital Charge (the Amount of Capital Invested by Ball multiplied by Ball's After-Tax Hurdle Rate))

Generating profits in excess of both operating and capital costs (debt and equity) creates EVA® dollars. If EVA® improves, value has been created.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on July 26, 2016, the Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of Ball Corporation (the “Company”) took the following action which was ratified by the Board on July 27, 2016:

The Committee approved, in addition to taking other actions as previously disclosed, a Special Acquisition-Related Incentive Plan (the “Plan”), available to key executives and employees who are in a position to have a significant impact on the successful integration of the recently acquired Rexam business into the Company. The Plan is based on a 42-month performance period, beginning July 2016, and ending on December 31, 2019. Participant awards will be stock-based, in the form of Performance Restricted Stock Units (“PRSUs”). The payout of a participant’s award may range from 0 percent to 200 percent of that participant’s target award opportunity. The PRSUs will cliff vest after the end of the 42-month cycle, based on financial performance. Financial performance measures will be EVA® (economic value added) and cash flow, weighted 50 percent/50 percent, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Scott C. Morrison
	Name:	Scott C. Morrison
	Title:	Senior Vice President and Chief Financial Officer

Date: April 2, 2018